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                                                                   Exhibit 10.14

                                TRUST AGREEMENT

                                 By and Between

                                   SEEC, INC.

                                      and

                     RAVINDRA KOKA, President of SEEC, INC.
                    and DR. K. BUDDHIRAJU, Managing Director
                       of ERA Software Systems Pvt. Ltd.


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                                TRUST AGREEMENT

         THIS TRUST AGREEMENT is made in triplicate this ____ day of __________________, 1992, between SEEC, INC., a corporation organized under the laws of Pennsylvania, hereinafter called "Settlor", and RAVINDRA KOKA, President of SEEC, INC. and Dr. K. Buddhiraju, Managing Director of ERA Software Systems Pvt. Ltd., known as and hereinafter called "ERA".

         1. The aforesaid Ravindra Koka and Dr. K. Buddhiraju are hereinafter called "Trustees" of the trust created by this instrument, to be known as "ERA Foundation for the Administration of the SEEC, Inc. Stock option Plan" (hereinafter "ERA Foundation").

         2. Settlor hereby transfers to ERA Foundation and its trustees shares of common stock of SEEC, INC. in the following amounts, and for distribution to the described beneficiaries on the following terms and conditions:

            A. Settlor hereby transfers to ERA Foundation and its trustees 500,000 shares of common stock of SEEC, INC., to be held in trust for the benefit of ERA and to be distributed to ERA or to ERA's shareholders at the termination of this trust as defined in Paragraph 14 of this trust instrument.

            B. Settlor hereby transfers to ERA Foundation and its trustees an additional 100,000 shares of common stock of SEEC, INC. to be held in trust for the employees of ERA. Trustees may, from time to time pursuant to the SEEC, Inc. Stock Option Plan, and


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Incentive Stock Option Agreement, in their sole discretion, grant to said ERA employees the option right to purchase specified units of said 100,000 shares, at the price of one (1) cent a share or at such other value as may be determined by Trustees, in consideration of, and as a reward for, the services of said employees in advancing the interests of ERA and SEEC, INC. Trustees shall have the sole discretion to determine the value of said services and the proportionate amount of shares for which the trustees may transfer an option right to purchase to said employees.

         3. In the event of the death of any beneficiary of this trust who has been granted the option right to purchase shares of common stock of SEEC, INC., said option right shall pass to the heir or heirs of said beneficiary as determined by the law of domicile of said beneficiary.

         4. Any named trustee may resign at any time without court approval.

         5. In the event of death, resignation, or incapacitation of either of the named trustees, a successor trustee may be elected by the beneficiaries of this trust, whether corporate or individual, who have theretofore been granted option rights to purchase the stock held by ERA Foundation and trustees. A majority of said beneficiaries shall elect the successor trustee by an instrument signed and acknowledged by them and delivered to the surviving trustee. Such successor trustee shall qualify by filing his or her written consent to act as same with the trust records.

         6. Trustees shall serve without compensation, but shall be reimbursed by ERA for any expenses incurred by said trustees in


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discharging their duties as trustees, including, but not limited to, telephone, postage, and travel expenses.

         7. Settlor hereby waives any conflict of interest that may arise from
a) the ownership of any shares of stock by either trustee in either SEEC, INC. or in ERA; or b) employment of either trustee by SEEC, INC. or ERA.

         8. Trustees shall not be liable to any beneficiary for any loss or depreciation in value of the shares of common stock of SEEC, INC. transferred by this instrument to the trust.

         9. The duties, powers and liabilities of trustees shall not be changed without their consent.

         10. Trustees may receive further transfers of stock of SEEC, INC. which will be held by trustees subject to the terms of this trust agreement. Trustees agree to hold such additions in trust for the uses and in the manner set forth herein.

         11. Prior to transfer of the shares of SEEC, Inc. to ERA pursuant to paragraph 2A of this Trust Agreement, and prior to the transfer of shares to ERA employees upon their exercise of the stock options granted to them pursuant to paragraph 2B, such dividends as may be declared from time to time by SEEC, Inc. on its stock shall be paid to trustees.

         12. Trustees shall have the power to invest said dividends and reinvest, at their discretion, whether in common and preferred stocks, or in such common trust, diversified, money market, or mutual funds, as they deem appropriate. Trustees shall also have the discretionary power to distribute said dividends to


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the employees of ERA to whom stock options have been granted by trustees pursuant to paragraph 2B of this trust instrument.

         13. At the termination of the trust, any undistributed dividends as augmented by any investments, shall pass to the beneficiaries together with the shares as specified in paragraph 14 below.

         14. This trust shall terminate in the event that SEEC, INC. is acquired by another corporation, or in the event that SEEC, INC. makes a public offering of its shares for public sale, or at the passage of ten (10) years from the date of this instrument, whichever first occurs. Upon termination of the trust, Trustees will transfer to ERA or to ERA's shareholders the 500,000 shares of SEEC, INC. held in trust for ERA. Further, upon termination of the trust, the option rights of the beneficiary-employees of ERA to purchase shares of SEEC, INC. that they may theretofore have acquired shall be deemed fully vested and exercisable. Upon exercise by said beneficiary-employees of ERA their options, Trustees will transfer to them the shares of SEEC, INC. encompassed by said options at the price previously determined by Trustees pursuant to Paragraph 2B of this trust instrument.

         15. Upon termination of the trust, any shares of SEEC, INC. remaining in the trust, the purchase option rights for which have not been granted to any beneficiary, and any funds representing dividends or investment of dividends on said shares, together with any funds obtained from the beneficiaries upon exercise of purchase option rights granted to them, shall revert and pass to Settlor.


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         16. Until termination of this trust, the shareholder's right to vote the shares of SEEC, INC. transferred to Trustees by this trust agreement shall reside in Trustees.

         17. Questions pertaining to the validity, construction and administration of the trusts created by this instrument shall be determined in accordance with the laws of the Commonwealth of Pennsylvania. If litigation over any dispute arising hereunder is pursued such lawsuit or lawsuits shall be filed in the courts of the Commonwealth of Pennsylvania.

         18. The situs of this trust shall be in the Commonwealth of Pennsylvania.

         19. Trustees shall provide to the trust beneficiaries an annual statement of the administration of the trust by trustees.

         SIGNED, SEALED and DELIVERED this _______ day of ____________________ , 1992, in the presence of

                                 SEEC, INC., Settlor

                                 By: /s/ RAVINDRA KOKA
---------------------            ----------------------------
Witness                          RAVINDRA KOKA, President

                                 /s/ RAVINDRA KOKA
---------------------            ----------------------------
Witness                          RAVINDRA KOKA, Trustee

                                 /s/ DR. K. BUDDHIRAJU
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Witness                          DR. K. BUDDHIRAJU, Trustee
                                 Managing Director, ERA
                                 Software Systems Pvt. Ltd.